Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Shelf Registration Statement of Power REIT on Form S-3 (No. 333-180693) of our report dated March 31, 2017 with respect to the audited consolidated financial statements of Power REIT and Subsidiaries as of December 31, 2016, and for the year then ended.

We also consent to the references to MaloneBailey, LLP under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
Houston, Texas
March 30, 2017